    As filed with the Securities and Exchange Commission on November 1, 2002.
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                      ____

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                      ____

                        GLOBAL POWER EQUIPMENT GROUP INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                        73-1541378
 (State or other jurisdiction of                           (I.R.S. employer
  incorporation or organization)                          identification no.)

                           6120 South Yale, Suite 1480
                              Tulsa, Oklahoma 74136
           (Address of principal executive offices including zip code)

                             2001 Stock Option Plan
                            (Full title of the plan)
                                      ____

                                John M. Matheson
                          General Counsel and Secretary
                           6120 South Yale, Suite 1480
                              Tulsa, Oklahoma 74136
                                 (918) 488-0828
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                    Proposed              Proposed
                                                     maximum               maximum              Amount of
  Title of securities       Amount to be         offering price           aggregate           registration
   to be registered         registered(1)         per share(2)        offering price(2)            fee
----------------------------------------------------------------------------------------------------------------
Common Stock,             1,500,000 shares              N/A               $6,352,500              $584.43
$.01 par value
================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of common stock as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the 2001 Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on a price of $4.235 per share, which represents the average of the high and low sale prices reported on the New York Stock Exchange on October 29, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference and made a part of this Registration Statement:

     (1) Our Annual Report on Form 10-K for the fiscal year ended December 29, 2001;

     (2) Our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2002, and June 29, 2002;

     (3) Our Current Reports on Form 8-K dated February 25, 2002, April 29, 2002, August 1, 2002, and November 1, 2002; and

     (4) The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on May 18, 2001.

     In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

     We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to the incorporation by reference in this Registration Statement of their report dated February 15, 2002, included in our Annual Report on Form 10-K for the year ended December 29, 2001. Accordingly, we have dispensed with the filing of their consent in reliance upon Rule 437a under the Securities Act of 1933, as amended (the "Securities Act"). Because Arthur Andersen LLP has not consented to such incorporation by reference of their report in this Registration Statement, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omission to state a material fact required to be stated in those financial statements.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     John M. Matheson, Esq., whose legal opinion with respect to the validity of the securities registered hereunder is filed as Exhibit 5.1 to this Registration Statement, is an employee of Global Power Equipment Group Inc. As of October 29th 2002, Mr. Matheson owned options to purchase 20,000 shares of our common stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful.

Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

     Article IV of our Amended and Restated By-Laws provides that we shall, to the full extent permitted by law, indemnify each person who is or was a director, officer, employee or agent of our company and may indemnify each person who is or was serving at our request as a director, officer, employee or agent of or participant in another corporation or of a partnership, joint venture, trust or other enterprise. Article IX of our Amended and Restated Certificate of Incorporation also provides that we will indemnify officers, directors, employees and agents of our company to the fullest extent permitted under Delaware General Corporation Law and advance expenses incurred by such directors, officers, employees and agents in relation to any action, suit or proceeding.

     Section 102(b)(7) of Delaware General Corporation Law gives each Delaware corporation the power to eliminate or limit its directors' personal liability to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director, except:

         . for any breach of the director's duty of loyalty to the corporation or its stockholders;

         . for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of the law;

         . under Section 174 of Delaware's General Corporation Law (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions); or

         . for any transaction from which a director derived an improper personal benefit.

     Our Amended and Restated Certificate of Incorporation eliminates the personal liability of our directors to the fullest extent permitted by Section 102(b)(7) of Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit Number  Description

     4.1 Amended and Restated Certificate of Incorporation of Global Power Equipment Group Inc. (incorporated by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

     4.2 Amended and Restated By-Laws of Global Power Equipment Group Inc. (incorporated by reference to Exhibit 3.2(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

     5.1        Opinion of John M. Matheson, General Counsel and Secretary.

     23.1       Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a).

     23.2 Consent of John M. Matheson, General Counsel and Secretary (included in Exhibit 5.1).

     24 Power of Attorney (included on the signature page to this Registration Statement).

Item 9. Undertakings.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                       (iii) To include any material information with respect to
                 the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 1st day of November, 2002.

                                  GLOBAL POWER EQUIPMENT GROUP INC.

                                  By:  /s/ Larry D. Edwards
                                      -----------------------------
                                       Larry D. Edwards
                                       Chief Executive Officer and President

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Larry D. Edwards and John M. Matheson, each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                      Title                               Date
---------                      -----                               ----


/s/ Larry D. Edwards           Chief Executive Officer,         November 1, 2002
---------------------------
Larry D. Edwards               President and Director


/s/ Michael H. Hackner         Chief Financial Officer and      November 1, 2002
---------------------------
Michael H. Hackner             Vice President of Finance
                               (Principal Financial and
                               Accounting Officer)


/s/ Adrian Doherty, Jr.        Director                         November 1, 2002
---------------------------
Adrian Doherty, Jr.


/s/ Stephen Eisenstein         Chairman of the Board            November 1, 2002
---------------------------
Stephen Eisenstein

/s/ Edgar Hotard               Director                     November 1, 2002
---------------------------
Edgar Hotard



/s/ Ira Kleinman               Director                     November 1, 2002
---------------------------
Ira Kleinman



/s/ Jerry Ryan                 Director                     November 1, 2002
---------------------------
Jerry Ryan



/s/ Bengt Sohlen               Director                     November 1, 2002
---------------------------
Bengt Sohlen

                                  EXHIBIT INDEX

Exhibit Number         Description

       4.1 Amended and Restated Certificate of Incorporation of Global Power Equipment Group Inc. (incorporated by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

       4.2 Amended and Restated By-Laws of Global Power Equipment Group Inc. (incorporated by reference to Exhibit 3.2(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

       5.1             Opinion of John M. Matheson, General Counsel and
                       Secretary.

       23.1            Consent of Arthur Andersen LLP (omitted pursuant to Rule
                       437a).

       23.2 Consent of John M. Matheson, General Counsel and Secretary (included in Exhibit 5.1).